ULTIMATE ESCAPES RECEIVES ADDITIONAL NOTICE FROM NYSE AMEX

ORLANDO, Fla., January 22, 2010/PRNewswire-FirstCall/ -- Ultimate Escapes, Inc. (NYSE Amex: UEI and UEI-WT) (the “Company”), one of the world’s largest luxury destination clubs, announced today that on January 20, 2010, the Company received notice from the NYSE Amex LLC (the “Exchange”) indicating that the Company did not comply with Section 301 of the Exchange’s Company Guide when the Company recently issued common shares to certain of its members pursuant to the Company’s “redemption assurance program.”  Section 301 requires a listed issuer to file an application and obtain approval for the issuance of additional shares from the Exchange prior to such issuance.

As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2010, on January 5, 2010, the Company issued an aggregate of 887,505 shares of its common stock to certain of the Company’s club members who elected to convert all or a portion of their redemption value under the Company’s redemption assurance program into shares of common stock pursuant to the Company’s redemption conversion program.  A description of the redemption conversion program was included in the section entitled “Acquisition Proposal” of the Schedule 14A filed by the Company with the SEC on October 16, 2009, which information was noted in the additional listing materials previously submitted to the Exchange in anticipation of the closing of the Company’s merger with Secure America Acquisition Corporation (“SAAC”).

As disclosed on December 11, 2009, the Company previously received notice from the Exchange that the Company failed to satisfy one or more of the Exchange’s original listing standards upon consummation of the merger between SAAC and the Company.  In response, the Company requested a hearing before the Listing Qualifications Panel to address the Exchange’s prior determination, at which hearing the Company will also respond to the Exchange’s most recent notice.  At the hearing, the Company will request the continued listing of its securities on the Exchange; however, there can be no assurance that the Panel will grant the Company’s request.

About Ultimate Escapes, Inc.

Founded in 2004, Ultimate Escapes is the largest luxury destination club as measured by number of club destinations and the second-largest destination club as measured by number of members. Ultimate Escapes offers Members flexible access to a growing collection of hundreds of multi-million dollar private residences and luxury hotels in more than 150 global club and affiliate destinations. Locations range from chic urban apartments to charming beach cottages, spacious five-bedroom homes to an 80-foot private yacht. Each trip is coordinated by experienced, knowledgeable staff, trained to handle every vacation detail. Additional information about Ultimate Escapes and its club and membership offerings can be found at www.ultimateescapes.com.

Forward Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and Ultimate Escapes. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although Ultimate Escapes believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of Ultimate Escapes. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, future operating or financial results; expectations regarding the strength of the future growth of the luxury destination club industry; future acquisitions, business strategy and expected capital spending; general market conditions and industry trends; risks associated with operations outside the United States; and other factors listed from time to time in Ultimate Escapes’ filings with the Securities and Exchange Commission at http://www.sec.gov. Ultimate Escapes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Ultimate Escapes’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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Investor Relations Contact:
Devlin Lander
ICR
(415) 419-5606
devlin.lander@icrinc.com

Media Contact:
Aliza Rothman
Turner PR
(303) 333-1402
aliza@turnerpr.com